                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 25, 1997


                               WEEKS CORPORATION
             (Exact name of registrant as specified in its charter)


        Georgia                 011-13254                    58-1525322
--------------------------   ----------------       ----------------------------
       (State of             (Commission File       (IRS Employer Identification
     Incorporation)                 Number)                      No.)


                    4497 Park Drive, Norcross, Georgia 30093
                    ----------------------------------------
          (Address of principal executive offices, including zip code)


                                 (770)923-4076
                                 -------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

The following unaudited interim financial statements and pro forma financial information relating to the registrant's acquisition of certain properties and operating businesses of NWI Warehouse Group ("NWI") are attached as exhibits to this Current Report.

(i)  Financial Statements of Business Acquired:
     -----------------------------------------

     The unaudited interim financial statements of NWI for the nine month periods ended September 30, 1996 and 1995, respectively, relating to the Company's acquisition of NWI described in Item 2 of Form 8-K of Weeks Corporation dated November 1, 1996 and filed on November 6, 1996, are attached hereto as Exhibit A and incorporated herein by this reference.
     The audited historical financial statements of NWI for the years ended December 31, 1995 and 1994, respectively, required by Item 7(a) of Form 8-K were previously filed as Exhibit A to the Company's Form 8-K dated November 1, 1996 and are incorporated herein by reference to such filing.

(ii) Pro Forma Financial Information:
     -------------------------------

     The pro forma financial information relating to the NWI acquisition described in Item 2 of Form 8-K of Weeks Corporation dated November 1, 1996 and filed on November 6, 1996 is attached hereto as Exhibit B and incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     Exhibit # Description
     --------- -----------

      A Unaudited interim financial statements of NWI for the nine month periods ended September 31, 1996 and 1995, respectively.

      B Pro forma financial information for the nine month period ended September 30, 1996, and for the year ended December 31, 1995.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       WEEKS CORPORATION
                                       Registrant


Date:  March 25, 1997                  /s/David P. Stockert
                                       --------------------------------
                                       David P. Stockert
                                       Senior Vice President and
                                       Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit #                    Description                                    Page
---------                    -----------                                    ----

A                            Unaudited interim financial statements of
                             NWI for the nine month periods ended              5
                             September 30, 1996 and 1995, respectively.


B                            Pro forma financial information for the nine
                             month period ended September 30, 1996 and        12
                             for the year ended December 31, 1995.

                                                                       EXHIBIT A

                              NWI WAREHOUSE GROUP

                         COMBINED FINANCIAL STATEMENTS

                        FOR THE NINE MONTH PERIODS ENDED
                    SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)

                              NWI WAREHOUSE GROUP

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                            DECEMBER 31,   SEPTEMBER 30,
                                                1995            1996
                                            ----------------------------
                                                            (Unaudited)
ASSETS
Real estate assets:
 Land                                          $13,008         $19,186
 Buildings and improvements                     35,255          42,889
 Accumulated depreciation                       (6,575)         (7,560)
                                            ----------------------------
   Operating real estate assets                 41,688          54,515
 Developments in progress                       11,149          11,236
 Land held for future development                9,555           6,598
                                            ----------------------------
   Net real estate assets                       62,392          72,349
Cash and cash equivalents                        1,313           1,673
Receivables and other assets                     1,004           1,014
Deferred costs, net                                716             858
                                            ----------------------------
                                               $65,425         $75,894
                                            ============================

LIABILITIES AND OWNERS' EQUITY
Notes payable                                 $44,604         $54,607
Line of credit borrowings                         640           1,500
Notes payable - related parties                 1,220           1,550
Accounts payable and accrued expenses           2,438           1,109
Other liabilities                                 126             167
                                            ----------------------------
   Total liabilities                           49,028          58,933
                                            ----------------------------

Owners' equity                                 25,219          24,888
Less:  notes receivable from owners            (8,822)         (7,927)
                                            ----------------------------
Owners' equity, net                            16,397          16,961
                                            ----------------------------
                                              $65,425         $75,894
                                            ============================

The accompanying notes are an integral part of the combined balance sheets.

                              NWI WAREHOUSE GROUP

                         COMBINED STATEMENTS OF INCOME

                                 (IN THOUSANDS)


                                                  NINE MONTHS
                                              ENDED SEPTEMBER 30,
                                              -------------------
                                                  1995     1996
                                              -------------------
                                                  (Unaudited)
Revenues:
  Rental income                                  $4,218   $5,496
  Tenant reimbursements                             681    1,046
  Other                                             109      163
                                              -------------------
                                                  5,008    6,705
                                              -------------------

Expenses:
  Property operating and maintenance                571      628
  Real estate taxes                                 482      585
  Tenant improvements and lease                     322      347
   commissions
  Depreciation                                      835      932
  Interest                                        2,190    3,069
  Interest--related party                            69       97
  Amortization of deferred financing costs           70       96
  General and administrative                        435      594
                                              -------------------
                                                  4,974    6,348
                                              -------------------

Income before interest income and
 income taxes                                        34      357

Interest income from related parties                853      606
                                              -------------------

Income before income taxes                          887      963

Income tax expense                                  (72)     (73)
                                              -------------------
Net income                                       $  815   $  890
                                              ===================

The accompanying notes are an integral part of these combined financial statements.

                              NWI WAREHOUSE GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                              -------------------------------
                                                                    1995           1996
                                                              -------------------------------
                                                                       (Unaudited)
OPERATING ACTIVITIES
 Net income                                                     $     815       $     890
 Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation                                                     835             932
     Amortization of deferred financing costs                          70              96
     Straight-line rent revenue                                       128              69
     Accrued interest income on notes
       receivable from related parties                               (301)           (314)

     Provision for bad debts                                          110             215
     Net change in:
        Receivables and other assets                                  244            (294)
        Accounts payable, accrued expenses and
          other liabilities                                            64             152
                                                              -------------------------------
Net cash provided by operating activities                           1,965           1,746
                                                              -------------------------------

INVESTING ACTIVITIES
Property acquisition, development and construction                (13,678)        (12,329)
Notes receivable collections                                       10,824             850
Interest proceeds on notes receivable                               3,481             569
Notes receivable additions                                         (8,647)           (210)
                                                              -------------------------------
Net cash used in investing activities                              (8,020)        (11,120)
                                                              -------------------------------
FINANCING ACTIVITIES
Line of credit proceeds (repayments), net                            (185)            860
Proceeds from mortgage, construction
 and other notes payable                                           15,696          12,175

Payments of mortgage, construction and other notes
 payable                                                           (6,481)         (2,172)
Proceeds from related party notes payable                             393             520
Repayments of related party notes payable                            (622)           (190)
Deferred financing costs                                             (347)           (238)
Distributions to owners                                              (234)         (1,221)
                                                              -------------------------------
Net cash provided by financing activities                           8,220           9,734
                                                              -------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                               2,165             360
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        785           1,313
                                                              -------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                        $   2,950       $   1,673
                                                              ===============================

The accompanying notes are an integral part of these combined financial statements.

                              NWI WAREHOUSE GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1996 AND 1995


1. ORGANIZATION AND BASIS OF COMBINATION

NWI Warehouse Group ("NWI") represents the combined industrial building development, construction, ownership and management operations of NWI Warehouse Group, L.P. (the "Partnership"), and certain assets, liabilities and operations of Buckley & Company Real Estate, Inc. ("Buckley"), comprising primarily the property management operations of NWI. The accompanying condensed financial statements of NWI have been presented on a combined basis due to the common ownership and control resulting from their acquisition by a real estate investment trust (Note 2).

As of September 30, 1996, NWI owned and managed 17 industrial buildings comprising 1.4 million square feet and had seven additional buildings under development or in lease-up comprising an additional 1.0 million square feet. The buildings are located in Nashville, Tennessee.

The Partnership commenced business operations in 1993 through a combination with nine related partnerships and the contribution of certain assets and liabilities of other related partnerships and entities under common management and control. In 1994, six additional related partnerships were combined with and into the Partnership. These combined, related partnerships (the "Predecessor Partnerships") discussed herein, and their related properties, are as follows:

                                                           COMMENCEMENT OF
PREDECESSOR PARTNERSHIPS              PROPERTY             RENTAL OPERATIONS
----------------------------------------------------------------------------

Partnerships:
  Pine Tree Corporation              Airpark I                 1985
  NWI VI, L.P.                       Airpark II                1986
  NWI VII, L.P.                      Airpark III               1986
  NWI XIV, L.P.                      Airpark IV                1989
  NWI XI, L.P.                       Airpark V                 1988
  NWI XVI, L.P.                      Airpark VI                1990
  NWI XIX, L.P.                      Airpark VII               1992
  NWI XX, L.P.                       Airpark VIII              1995
  NWI XXI, L.P.                      Airpark IX                1995
  NWI VIII, L.P.                     Brentwood South I         1987
  NWI IX, L.P.                       Brentwood South II        1987
  NWI XVII, L.P.                     Brentwood South III       1989
  NWI XVIII, L.P.                    Brentwood South IV        1990
  NWI XXIII, L.P.                    Brentwood South V         1990
  NWI XXII, L.P.                     Brentwood South VI        1990


The combination of the Predecessor Partnerships, described above, was accounted for as a reorganization of entities under common control and, accordingly, the related assets, liabilities and owner's equity were reflected at historical cost in a manner similar to that in pooling of interests accounting. Accordingly, the accompanying combined financial statements of NWI have been presented giving retroactive effect to all periods prior to the combinations. All significant intercompany accounts and transactions have been eliminated in these combined financial statements.

The accompanying interim unaudited combined financial statements have been prepared by the Company's management in accordance with generally accepted accounting prinicples for interim financial information and in conformity with the rules and regulations of the Securities and Exhchange Commission. In the opinion of management, the interim combined financial statements presented herein reflect all adjustments of a normal and recurring nature which are necessary to fairly state the interim combined financial statements. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the years ending December 31, 1995 and 1996, respectively. These financial statements should be read in conjunction with NWI's audited financial statements and the notes thereto included in the Weeks Corporation Form 8-K dated November 1, 1996.

2. ACQUISITION-MERGER

On November 1, 1996, NWI completed the first phase of an acquisition and merger transaction with Weeks Corporation, a real estate investment trust, and its subsidiaries (collectively "Weeks"). The first phase of the transaction was comprised of the acquisition by Weeks of 17 industrial buildings and the combination of NWI's business operations, management and employees with those of Weeks. During the remainder of 1996, NWI contributed to Weeks approximately 45 net usable acres of undeveloped land, including reimbursement of certain infrastructure costs, valued at approximatley $6.3 million. The remaining assets of NWI will be contributed to Weeks over a period of up to six additional years.


                                                                                                                           EXHIBIT B

                                                        WEEKS CORPORATIONS
                                          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                        SEPTEMBER 30, 1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Lichtin
                                                                        NWI           Properties
                                                    Company         Acquisition       Acquisition       Pro Forma
(Unaudited, in thousands.)                        Historical(a)    Historical(b)     Historical(c)     Adjustments       Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
ASSETS

Land                                              $   48,740        $   19,186         $   4,422       $   4,132  (d)    $   76,480
Building and improvements                            312,382            42,889            87,052           3,877  (d)       446,200
Accumulated depreciation                             (37,958)           (7,560)          (20,134)         27,694  (d)       (37,958)
------------------------------------------------------------------------------------------------------------------------------------
     Operating real estate assets                    323,164            54,515            71,340          35,703            484,722
------------------------------------------------------------------------------------------------------------------------------------
Developments in progress                              32,276            11,236             7,288         (18,524) (i)        32,276
Land held for future development                       4,323             6,598             2,017          (5,325) (d)         7,613
------------------------------------------------------------------------------------------------------------------------------------
     Net real estate assets                          359,763            72,349            80,645          11,854            524,611
------------------------------------------------------------------------------------------------------------------------------------
Real estate development loans                          7,521                 -                 -               -              7,521
Direct financing lease                                 5,162                 -                 -               -              5,162
Cash and cash equivalents                                 48             1,673               665          (1,315) (i)         1,071
Deferred costs, net                                    9,929               858             3,837          (4,695) (i)         9,929
Investments in and notes receivable
     from unconsolidated subsidiaries                  7,668                 -                 -               -              7,668
Receivables and other assets                           6,534             1,014             2,682          (3,398) (d)(i)      6,832
------------------------------------------------------------------------------------------------------------------------------------
     Total Assets                                 $  396,625        $   75,894         $  87,829       $   2,446         $  562,794
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES & SHAREHOLDERS' EQUITY

Mortgage notes payable                            $  112,662        $   54,607         $  94,629       $ (59,604) (e)    $  202,294
Bank credit facility borrowings                      112,905             1,500             4,036          21,283  (f)       139,724
Notes payable - related parties and other                  -             1,500             9,043         (10,593) (i)             -
Accounts payable and accrued expenses                  9,383             1,109             4,424          (5,533) (i)         9,383
Other liabilities                                      2,660               167               535               -              3,362
------------------------------------------------------------------------------------------------------------------------------------
     Total liabilities                               237,610            58,933           112,667         (54,447)           354,763
------------------------------------------------------------------------------------------------------------------------------------
Minority Interests in
     Operating Partnership                            29,706                 -                 -          26,462 (g)         56,168
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' and Owners' Equity
     Common Stock                                        112                 -                 -               2 (h)            114
     Preferred Stock                                       -                 -                 -               -                  -
     Additional paid-in capital                      191,779                 -                 -           7,122 (h)        198,901
     Accumulated deficit                             (62,582)                -                 -          15,430 (j)        (47,152)
     Owners' equity (deficit)                              -            16,961           (24,838)          7,877 (i)              -
------------------------------------------------------------------------------------------------------------------------------------
     Total Shareholders' and
          Owners' Equity (Deficit)                   129,309            16,961           (24,838)         30,431            151,863
------------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Shareholders'
          and Owners' Equity (Deficit)            $  396,625        $   75,894         $  87,829       $   2,446         $  562,794
====================================================================================================================================

                               WEEKS CORPORATION
                 NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED BALANCE SHEET AS OF
                              SEPTEMBER 30, 1996



1.  BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated balance sheet is presented as if Weeks Corporation (the "Company") acquired as of September 30, 1996, the business operations and real estate assets of NWI (described in the Company's Current Report on Form 8-K dated November 1, 1996 and filed on November 6, 1996) and the business operations and real estate assets of Lichtin Properties (described in the Company's Current Report on Form 8-K dated December 31, 1996 and filed on January 15, 1997). The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1996, nor does it purport to represent the future financial position of the Company.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the unaudited pro forma condensed consolidated statements of operations of the Company included herein, the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Company included in its September 30, 1996 Quarterly Report on Form 10-Q.

The unaudited pro forma amounts of Lichtin Properties and NWI reflected in the September 30, 1996 condensed consolidated pro forma balance sheet include the operating businesses, land and the office and industrial properties acquired at the respective initial closing dates of each acquisition. Certain completed properties, office and industrial properties under development and land held for future development of Lichtin Properties and NWI which are under agreements to be acquired subsequent to the initial closing dates discussed in the Company's Current Report on Form 8-K dated December 31, 1996 and filed on January 15, 1997 relating to Lichtin Properties and in the separate Current Report on Form 8-K of the Company dated November 1, 1996 and filed on November 6, 1996 relating to NWI have been excluded from the accompanying pro forma amounts as of September 30, 1996.

The acquisitions of Lichtin Properties and NWI have been accounted for under the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been reflected herein at their estimated fair values which may be subject to further modification based upon the final determination of the acquired properties' fair values and the final determination of actual closing costs associated with each of the Lichtin Properties and NWI transactions. Management believes that its final allocation of the purchase price will not differ materially from the purchase price allocations included herein.

2.  ASSUMPTIONS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a) Represents the Company's unaudited condensed consolidated historical balance sheet contained in its Quarterly Report on Form 10-Q as of September 30, 1996.

(b) Represents the historical unaudited combined balance sheet of NWI as of September 30, 1996, included herein in Exhibit A.

(c) Represents the historical unaudited combined balance sheet of Lichtin Properties as of September 30, 1996, as set forth in Exhibit A to the Company's Current Report on Form 8-K/A dated December 31, 1996 and filed on March 14, 1997, relating to the Lichtin Properties acquisition.

(d) Represents the adjustments to reflect the estimated initial purchase price of the Lichtin Properties business operations and real estate assets of $93,800,000 and the NWI business operations and real estate assets of $71,100,000, including estimated closing costs and acquisition expenses. Approximately $300,000 of the purchase price relating to furniture and equipment is included in receivables and other assets.

(e) Represents the adjustment to reflect the assumption of mortgage, construction and other notes payable of Lichtin of $47,590,000 (as of September 30, 1996) and of NWI of $42,042,000 (as of September 30, 1996). The weighted average interest rate was 8.5% on the Lichtin Properties debt and 8.5% on the NWI debt.

(f) Represents borrowings of $26,819,000 under the Company's revolving credit facility to fund the cash components of, and the debt assumption and retirement relating to, the Lichtin Properties transaction and closing costs of the NWI and Lichtin Properties transactions.

(g) Represents the issuance of approximately 565,000 units of partnership interest ("Units") in Weeks Realty, L.P., the partnership subsidiary through which the Company conducts substantially all of its operations, with a value for purposes of the initial closing of the Lichtin Properties transaction of $25.25 per Unit, and approximately 1,105,000 Units with a value for purposes of the initial closing of the NWI transaction of $25.00 per Unit. The resulting consolidated pro forma minority interest balance was adjusted to reflect the consolidated pro forma minority interest percentage of 27.0% at September 30, 1996 as follows (in thousands):

        Value of Lichtin Properties Units             $  14,275
        Value of NWI Units                               27,617
        Reclassification to shareholders' equity        (15,430)
                                                      ---------
                                                      $  26,462
                                                      ---------

(h) Represents the issuance of approximately 282,000 shares of common stock valued at $25.25 per share relating to the Lichtin Properties transaction.

(i) Represents adjustments to eliminate certain asset and liability amounts that were not acquired or assumed as part of the NWI and Lichtin Properties transactions.

(j) Represents the adjustment to state the consolidated pro forma shareholders' equity balance and minority interest balance to 73.0% and 27.0%, respectively, of the total consolidated pro forma equity interests (both shareholders' equity and minority interests) in the Company.

                                                        WEEKS CORPORATIONS
                                     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Lichtin
                                                              NWI           Properties        Principal
(Unaudited, in thousands,                      Company     Acquisition      Acquisition       Properties     Pro Forma
except per share data)                      Historical(a)  Historical(b)    Historical(c)   Historical(c)   Adjustments    Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
Revenue

  Rental income                             $ 34,136        $ 5,496         $  8,921         $ 2,002        $(3,742)(e)    $ 46,813
  Tenant reimbursements                        3,064          1,046            2,694             167         (1,801)(e)       5,170
  Income from direct financing lease             576              -                -               -              -             576
  Other                                          287            163               89               -            448 (f)         987
------------------------------------------------------------------------------------------------------------------------------------
     Total Revenue                            38,063          6,705           11,704           2,169         (5,095)         53,546
-----------------------------------------------------------------------------------------------------------------------------------

Expenses

  Property operating and maintenance           4,276            628            2,618             241         (1,523)(e)       6,240
  Real estate taxes                            3,288            585              746             178           (378)(e)       4,419
  Depreciation and amortization                9,416          1,279            2,760               -            555 (g)      14,010
  Interest                                     8,157          3,166            6,118               -         (1,504)(h)      15,937
  Amortization of deferred financing costs       642             96              170               -           (266)(h)         642
  General and administrative                   2,174            594              941               -              -           3,709
------------------------------------------------------------------------------------------------------------------------------------
     Total Expenses                           27,953          6,348           13,353             419         (3,116)         44,957
-----------------------------------------------------------------------------------------------------------------------------------
Income before Equity in Earnings of
  Unconsolidated Subsidiares and
  Interest Income                             10,110            357           (1,649)              -         (1,979)          8,589
Equity in earnings of
  unconsolidated subsidiaries                    919              -                -               -              -             919
Interest income                                  321            606               21               -           (627)(i)         321
------------------------------------------------------------------------------------------------------------------------------------
Income before Income Taxes                    11,350            963           (1,628)          1,750         (2,606)          9,829
Income taxes                                       -            (73)               -               -            (73)(j)      (2,654)
-----------------------------------------------------------------------------------------------------------------------------------
Income before Minority Interests              11,350            890           (1,628)          1,750         (2,533)          9,829
Minority interests                            (2,124)             -                -               -           (530)(k)      (2,654)
-----------------------------------------------------------------------------------------------------------------------------------
Net Income                                  $  9,226        $   890         $ (1,628)        $ 1,750        $(3,063)       $  7,175
===================================================================================================================================
Per Share Data
 Net Income                                 $   0.83              -                -               -              -        $   0.63
===================================================================================================================================
 Weighted Average Shares Outstanding          11,162              -                -               -            282          11,444
===================================================================================================================================
 Weighted Average Shares
  and Units Outstanding                       13,729              -                -               -          1,953          15,682
===================================================================================================================================


                               WEEKS CORPORATION
                 NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1996 is presented as if the Company acquired as of January 1, 1996, the business operations and real estate assets of NWI (described in the Company's Current Report on Form 8-K dated November 1, 1996 and filed on November 6, 1996), the business operations and real estate assets of Lichtin Properties (described in the Company's Current Report on Form 8-K dated December 31, 1996 and filed on January 15, 1997), and the Principal Properties (described in the Company's Current Report on Form 8-K dated August 9, 1996 and filed on August 22, 1996). In management's opinion, all adjustments necessary to present fairly the effects of these acquisitions have been made.

This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with unaudited pro forma condensed consolidated balance sheet of the Company included herein, the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Company included in its September 30, 1996 Quarterly Report on Form 10-Q.

This unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Company had acquired NWI, Lichtin Properties and the Principal Properties (as described above) as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods.

The unaudited historical results of operations of NWI included herein have been adjusted to reflect on a pro forma basis the operating business, land and industrial properties acquired at the initial closing of the acquisition transaction on November 1, 1996. NWI's industrial properties under development and land held for future development, which are under agreements to be acquired subsequent to November 1, 1996, and their associated results of operations, have been excluded from the accompanying pro forma amounts for the period presented.

The unaudited historical results of operations of Lichtin Properties included herein have been adjusted to reflect on a pro forma basis the operating business, land and office and industrial properties acquired at the initial closing of the Lichtin Properties transaction on December 31, 1996. Certain of Lichtin Properties' buildings leased to Northern Telecom, certain other of Lichtin Properties' completed office and industrial properties, certain properties under development or in lease-up and land held for development, which are under agreements to be acquired subsequent to the initial closing date discussed herein, and their associated results of operations, have been excluded from the accompanying pro forma amounts for the period presented.

2. ASSUMPTIONS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a) Represents the Company's unaudited condensed consolidated historical statement of operations contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996.

(b) Represents the historical unaudited combined statement of operations of NWI for the nine months ended September 30, 1996, included herein in Exhibit A.

(c) Represents the historical unaudited combined statement of operations of Lichtin Properties for the nine months ended September 30, 1996, as set forth in Exhibit A to the Company's Current Report on Form 8-K/A dated December 31, 1996 and filed on March 14, 1997, relating to the Lichtin Properties acquisition.

(d) Represents the historical unaudited rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the Principal Properties for the period from January 1, 1996 to August 9, 1996 (the acquisition date).

(e) Represents the net adjustment to reduce rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the results of operations of certain of Lichtin Properties' buildings leased to Northern Telecom, certain other completed buildings of Lichtin Properties, certain properties of NWI and Lichtin Properties under development or in lease-up and expenses associated with land held for development which are to be acquired subsequent to the initial closing dates of the NWI and Lichtin Properties acquisitions as shown below (in thousands):

                                     Lichtin
                                    Properties      NWI           Total
                                    ----------     ----          ------
         Rental income                  $3,221     $521          $3,742
         Tenant reimbursements           1,708       93           1,801
         Property operating and
           maintenance expenses          1,429       94           1,523
         Real estate taxes                 318       60             378


(f) Represents the assumed payment by Lichtin Properties and NWI to the Company of management fees and overhead cost reimbursements relating to the Company's management of certain operating buildings and buildings in lease-up not acquired at the respective initial closing dates.

(g) Represents the adjustment to reflect depreciation and amortization expense of the acquired properties (consisting of properties acquired at the initial closing dates for the Lichtin Properties and NWI acquisitions and the closing of the Principal Properties) based upon the assumed allocation of the acquisition price to land, buildings and improvements, using a 35 year life for buildings and the life of the lease for tenant improvements. Aggregate pro forma depreciation and amortization expense for the nine months ended September 30, 1996 was $2,346,000 and $1,619,000 for Lichtin Properties and NWI, respectively, and was $629,000 for the Principal Properties for the period from January 1, 1996 to August 9, 1996 (the date of acquisition).

(h) Represents the adjustment of interest expense and the amortization of deferred financing costs to reflect interest on notes payable and bank line of credit borrowings assumed at the initial closing dates in the Lichtin Properties and NWI transactions, interest costs through August 9, 1996 (the acquisition date) associated with additional borrowings under the Company's revolving credit facility of $30.8 million at 7.0% for the purchase of the Principal Properties, including closing costs and acquisition expenses, and interest costs associated with additional borrowings under the Company's revolving credit facility of $26.8 million at 7.0% to fund the cash portion of, and the debt assumption and retirement relating to, the Lichtin Properties transaction and cash closing and acquisition expenses of the Lichtin Properties and NWI transactions.

(i) Represents the adjustment to eliminate interest income included in the NWI and Lichtin Properties historical amounts as the notes receivable and cash balances were not acquired by the Company.

(j) Represents the adjustment to eliminate income tax expense as the Company has and expects to continue to qualify as a real estate investment trust.

(k) Represents the net adjustment of pro forma minority interest to adjust the pro forma consolidated minority interest amount to reflect the weighted average ownership percentage of the Unitholders in the Operating Partnership of 27.0% for the nine months ended September 30, 1996.

                                                         WEEKS CORPORATION
                                     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED DECEMBER 31, 1995
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Lichtin
                                                                    NWI         Properties    Principal
                                                     Company     Acquisition    Acquisition   Properties    Pro Forma
(Unaudited, in thousands, except per share data)   Historical(a) Historical(b) Historical(c) Historical(d) Adjustments  Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
Revenue
  Rental income                                       $31,217       $5,836        $10,245       $3,235      $(4,792)(e)  $45,741
  Tenant reimbursements                                 2,464          994          3,374          281       (2,385)(e)    5,062
  Income from direct financing lease                      776            -              -            -            -          776
  Other                                                   480          348             24            -          563 (f)    1,415
------------------------------------------------------------------------------------------------------------------------------------
    Total Revenue                                      34,937        7,178         13,643        3,516       (6,614)      52,994
------------------------------------------------------------------------------------------------------------------------------------
Expenses
  Property operating and maintenance                    3,565          762          3,029          455       (2,076)(e)    6,069
  Real estate taxes                                     2,997          642            817          293         (462)(e)    4,287
  Depreciation and amortization                         8,177        1,572          3,264            -        1,010 (g)   14,023
  Interest                                              8,106        3,093          7,094            -       (1,401)(h)   16,892
  Amortization of deferred financing costs                691           93            191            -         (284)(h)      691
  General and administrative                            1,848          643          1,154            -            -        3,645
------------------------------------------------------------------------------------------------------------------------------------
    Total Expenses                                     25,384        6,805         15,549          748       (3,213)      45,607
------------------------------------------------------------------------------------------------------------------------------------
Income before Equity in Earnings of
  Unconsolidated Subsidiaries and
  Interest Income                                       9,553          373         (1,906)       2,768       (3,401)       7,387
Gain on sale of property                                    -            -          1,245            -       (1,245)(l)        -
Equity in earnings of unconsolidated subsidiaries       1,220            -              -            -            -        1,220
Interest income                                           334        1,117             18            -       (1,135)(i)      334
------------------------------------------------------------------------------------------------------------------------------------
Income before Income Taxes                             11,107        1,490           (643)       2,768       (5,781)       8,941

Income taxes                                                -         (102)             -            -          102 (j)        -
------------------------------------------------------------------------------------------------------------------------------------
Income before Minority Interests                       11,107        1,388           (643)       2,768       (5,679)       8,941

Minority interests                                     (2,681)           -              -            -         (314)(k)   (2,995)
------------------------------------------------------------------------------------------------------------------------------------
Net income                                            $ 8,426       $1,388        $  (643)     $ 2,768      $(5,993)     $ 5,946
------------------------------------------------------------------------------------------------------------------------------------
Per Share Data
  Net Income                                            $1.03            -              -            -            -        $0.07
------------------------------------------------------------------------------------------------------------------------------------
  Weighted Average Shares Outstanding                   8,171            -              -            -          282        8,453
------------------------------------------------------------------------------------------------------------------------------------
  Weighted Average Shares and Unites Outstanding       10,760            -              -            -        1,953       12,713
------------------------------------------------------------------------------------------------------------------------------------

                               WEEKS CORPORATION
                  NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

1.   BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 is presented as if the Company acquired as of January 1, 1995 the business operations and real estate assets of NWI (described in the Company's Current Report on Form 8-K dated November 1, 1996 and filed on November 6, 1996), the business operations and real estate assets of Lichtin Properties (described in the Company's Current Report on Form 8-K dated December 31, 1996 and filed on January 15, 1997), and the Principal Properties (described in the Company's Current Report on Form 8-K dated August 9, 1996 and filed on August 22, 1996). In management's opinion, all adjustments necessary to present fairly the effects of these acquisitions have been made.

This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with unaudited pro forma condensed consolidated balance sheet of the Company included herein and the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995.

The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Company had acquired NWI, Lichtin Properties and the Principal Properties (as described above) as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods.

The unaudited historical results of operations of NWI included herein have been adjusted to reflect on a pro forma basis the operating business, land and industrial properties acquired at the initial closing of the acquisition transaction on November 1, 1996. NWI's industrial properties under development and land held for future development, which are under agreements to be acquired subsequent to November 1, 1996, and their associated results of operations have been excluded from the accompanying pro forma amounts for the period presented.

The historical results of operations of Lichtin Properties included herein have been adjusted to reflect on a pro forma basis the operating business, land and office and industrial properties acquired at the initial closing of the Lichtin Properties transaction on December 31, 1996. Certain of Lichtin Properties' buildings leased to Northern Telecom, certain other of Lichtin Properties' completed office and industrial properties, certain properties under development or in lease-up and land held for development, which are under agreements to be acquired subsequent to the initial closing date discussed herein, and their associated results of operations, have been excluded from the accompanying pro forma amounts for the period presented.

2. ASSUMPTIONS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(a) Represents the Company's consolidated historical statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1995.

(b) Represents the historical combined statement of operations of NWI for the year ended December 31, 1995, as set forth in Exhibit A to the Company's Current Report on Form 8-K dated November 1, 1996 and filed on November 6, 1996 relating to the NWI acquisition.

(c) Represents the historical combined statement of operations of Lichtin Properties for the year ended December 31, 1995, as set forth in Exhibit A to the Company's Current Report on Form 8-K dated November 5, 1996 and filed on November 6, 1996.

(d) Represents the historical rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the Principal Properties for the year ended December 31, 1995, as set forth in the Company's Current Report on Form 8-K dated August 9, 1996 and filed on August 22, 1996, relating to the Principal Properties acquisition.

(e) Represents the net adjustment to reduce rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the results of operations of certain of Lichtin Properties' buildings leased to Northern Telecom, certain other completed properties of Lichtin Properties, certain properties of NWI and Lichtin Properties under development or in lease-up and expenses associated with land held for development which are to be acquired subsequent to the initial closing dates of the NWI and Lichtin Properties acquisitions as shown below (in thousands):

                                                Lichtin
                                               Properties  NWI   Total
                                               ----------  ----  ------
     Rental income                                 $4,670  $122  $4,792
     Tenant reimbursements                          2,374    11   2,385
     Property operating and maintenance
      expenses                                      2,047    29   2,076
     Real estate taxes                                429    33     462

(f) Represents the assumed payment by Lichtin Properties to the Company of management fees and overhead cost reimbursements relating to the Company's management of certain operating buildings and buildings in lease-up not acquired at the initial closing date of the Lichtin Properties transaction.

(g) Represents the adjustment to reflect depreciation and amortization expense of the acquired properties (consisting of properties acquired at the initial closing dates for the Lichtin Properties and NWI acquisitions and the closing of the Principal Properties) based upon the assumed allocation of the acquisition price to land, buildings and improvements, using a 35 year life for buildings and the life of the lease for tenant improvements. Aggregate pro forma depreciation and amortization expense for the year ended

    December 31, 1995 was $2,716,000, $2,100,000 and $1,030,000 for Lichtin
    Properties, NWI and the Principal Properties, respectively.

(h) Represents the adjustment of interest expense and the amortization of deferred financing costs to reflect interest on notes payable and bank line of credit borrowing assumed at the initial closing dates of the Lichtin Properties and NWI transactions, interest costs associated with additional borrowings under the Company's revolving credit facility of $30.8 million at 7.0% for the purchase of the Principal Properties, including closing costs and acquisition expenses, and interest costs associated with additional borrowings under the Company's revolving credit facility of $26.8 million at 7.0% to fund the cash portion of, and the debt assumption and retirement relating to, the Lichtin Properties transaction and cash closing and acquisition expenses of the Lichtin Properties and NWI transactions.

(i) Represents the adjustment to eliminate interest income included in the NWI and Lichtin Properties historical amounts as the notes receivable and cash balances were not acquired by the Company.

(j) Represents the adjustment to eliminate income tax expense as the Company has and expects to continue to qualify as a real estate investment trust.

(k) Represents the net adjustment of pro forma minority interest to adjust the pro forma consolidated minority interest amount to reflect the weighted average ownership percentage of the Unitholders in the Operating Partnership of 33.5% for the year ended December 31, 1995.

(l) Represents the adjustment to eliminate the gain on sale of property as the property was not part of the Lichtin Properties acquisition transaction.